FOR IMMEDIATE RELEASE	Thursday, November 7, 2024

TEGNA Inc. Reports Third Quarter 2024 Results and

Provides Fourth Quarter 2024 Guidance

Exceeds third quarter key guidance metrics and reaffirms full-year 2024 key guidance metrics

Reports record third quarter political revenue

Returns more than $90 million of capital to shareholders, on track to meet commitment to return approximately $350 million of capital in 2024

Tysons, Va. – TEGNA Inc. (NYSE: TGNA) today announced financial results for the third quarter ended September 30, 2024.

THIRD QUARTER FINANCIAL HIGHLIGHTS:

All Year-Over-Year Comparisons Unless Otherwise Noted:

•
Total company revenue increased 13% to $807 million, above our guidance range, primarily driven by strength in political advertising and positive growth in advertising and marketing services (AMS) revenue.
•
Political advertising revenue totaled $126 million, a new third quarter record.

– Full-year political advertising revenue through Election Day was approximately $375 million.

•
Subscription revenue decreased 6% to $356 million, primarily due to subscriber declines partially offset by contractual rate increases.
•
AMS revenue increased slightly to $313 million driven by increased advertising related to the Summer Olympic Games partially offset by political crowd out. The underlying advertising trend improved due to demand from local accounts that outweighed continued softness from national accounts.
•
GAAP operating expenses decreased slightly to $577 million and non-GAAP operating expenses1 were $566 million, both benefiting from a reduction of programming fees and our core cost initiatives.
•
GAAP and non-GAAP operating income1 totaled $230 million and $240 million, respectively.
•
GAAP net income attributable to TEGNA Inc. was $147 million and non-GAAP net income attributable to TEGNA Inc.1 was $157 million.
•
GAAP and non-GAAP earnings per diluted share1 were $0.89 and $0.94, respectively.
•
Total company Adjusted EBITDA2 increased 62% to $270 million primarily due to strength in political advertising and continued cost benefits from our core cost initiatives.

[1] See Table 3 for details
[2] See Table 4 for details

“I am thrilled to join TEGNA at this pivotal moment for the Company and for local journalism,” said Mike Steib, CEO. “The good work we do serving our communities, our strong brands, and sizable TV and online audience position us well to adapt to the headwinds in our industry. Our wins this quarter with political advertising, the Summer Olympic games, and sports rights are a reminder of the strong foundation on which we can build our future.”

KEY BUSINESS UPDATES:

•
TEGNA reported record political advertising revenue during the third quarter.
•
TEGNA continued to expand its sports rights through agreements with the Dallas Mavericks and Kroenke Sports & Entertainment’s Denver Nuggets and Colorado Avalanche.
•
Key personnel updates

– TEGNA appointed Alex Tolston chief legal officer, effective October 21, 2024. Tolston serves as a member of the Company’s leadership team, reporting to CEO Mike Steib.

– Lynn Beall, executive vice president and chief operating officer of media operations, will depart TEGNA in mid-2025 after a significant transition period, enabling the Company to benefit from her invaluable experience as it transitions to a new organizational structure.

– Ellen Crooke, senior vice president of news, will retire in January 2025.

•
TEGNA stations received ten 2024 National Edward R. Murrow Awards for excellence in broadcast journalism, more than any other station group.

CAPITAL ALLOCATION, LEVERAGE, AND LIQUIDITY:

•
During the first nine months of 2024, we returned approximately 65% of Adjusted free cash flow to shareholders through share repurchases and dividends. We continue to expect to return 40-60% of our Adjusted free cash flow3 over 2024-2025 to shareholders, including approximately $350 million in 2024.
•
Adjusted free cash flow was $211 million for the quarter and $441 million for the first nine months of 2024.
•
During the third quarter, the Company returned $91 million of capital to shareholders, with $70 million in share repurchases, representing 4.9 million shares, and $21 million in dividends.
•
Interest expense in the third quarter fell slightly to $42 million due to decreased undrawn fees on the company’s revolving credit facility.
•
Cash and cash equivalents totaled $536 million at the end of the third quarter. Net leverage finished the third quarter at 2.8x4.

[3] See Table 5 for details
[4] See Table 6 for details

FULL-YEAR AND FOURTH QUARTER 2024 OUTLOOK:

Full-Year 2024 Key Guidance Metrics

TEGNA is reaffirming its guidance metrics for the full-year of 2024 and improving the effective tax rate

2024/2025 Two-Year Adjusted FCF	$900 million – 1.1 billion
Net Leverage Ratio	Below 3x at year end
Corporate Expenses	$40 – 45 million
Depreciation	$56 – 60 million
Amortization	$51 – 55 million
Interest Expense	$170 – 173 million
Capital Expenditures	$62 – 67 million
Effective Tax Rate	22.0 – 23.0%

Fourth Quarter 2024 Key Guidance Metrics

Reflects expectations relative to fourth quarter 2023 results

Total Company GAAP Revenue	Up 19% to 21%
Total Non-GAAP Operating Expenses	Up 1% to 3%

CONFERENCE CALL

TEGNA will host a conference call and webcast on Thursday, November 7, 2024, to discuss the Company’s financial results and other business matters. The teleconference will begin at 9:00 a.m. Eastern Time and will be hosted by Mike Steib, CEO, and Julie Heskett, chief financial officer.

The conference call will be webcast through the company’s website, and is open to investors, the financial community, the media and other members of the public. To access the meeting by phone, please visit investors.TEGNA.com at least 10 minutes prior to the scheduled start time to access the links and register before the conference call begins. Once registered, phone participants will receive dial-in numbers and a unique PIN to seamlessly access the call.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its financial results are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation, statements regarding anticipated growth rates and the Company’s plans, objectives and expectations. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements, many of which are outside the Company’s control. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties related to: changes in the market price of the Company's shares, general market conditions, constraints, volatility, or disruptions in the capital markets; the possibility that the Company's capital allocation plan, including dividends, share repurchases, and/or strategic acquisitions, investments, and partnerships may not enhance long-term stockholder value; legal proceedings, judgments or settlements; the Company's ability to re-price or renew subscribers; potential regulatory actions; changes in consumer behaviors and impacts on and modifications to TEGNA's operations and business relating thereto; and economic, competitive, governmental, technological and other factors and risks that may affect the Company's operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. The Company is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements.

ADDITIONAL INFORMATION

TEGNA Inc. (NYSE: TGNA) serves local communities across the U.S. through trustworthy journalism, engaging content, and tools that help people navigate their daily lives. Through customized marketing solutions, we help businesses grow and thrive. With 64 television stations in 51 U.S. markets, TEGNA reaches approximately 100 million people every month across the web, mobile apps, streaming, and linear television. For more information, visit TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Julie Heskett
Vice President, Chief Communications Officer	Senior Vice President, Chief Financial Officer
703-873-6366	703-873-6747
abentley@TEGNA.com	investorrelations@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1

	Quarter ended Sept. 30,
	2024	2023	Change

Revenues	$806,827	$713,243	13%

Operating expenses:
Cost of revenues	437,855	438,260	0%
Business units - Selling, general and administrative expenses	96,882	98,394	(2%)
Corporate - General and administrative expenses	13,188	13,552	(3%)
Depreciation	15,543	15,083	3%
Amortization of intangible assets	13,467	13,297	1%
Total	576,935	578,586	0%
Operating income	229,892	134,657	71%

Non-operating (expense) income:
Interest expense	(42,288)	(43,418)	(3%)
Interest income	7,023	7,389	(5%)
Other non-operating items, net	(2,696)	25,427	***
Total	(37,961)	(10,602)	***

Income before income taxes	191,931	124,055	55%
Provision for income taxes	44,743	27,801	61%
Net income	147,188	96,254	53%
Net loss (income) attributable to redeemable noncontrolling interest	260	(71)	***
Net income attributable to TEGNA Inc.	$147,448	$96,183	53%

Earnings per share:
Basic	$0.89	$0.48	85%
Diluted	$0.89	$0.48	85%

Weighted average number of common shares outstanding:
Basic shares	165,188	200,779	(18%)
Diluted shares	165,748	201,218	(18%)

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)

	Nine months ended Sept. 30,
	2024	2023	Change

Revenues	$2,231,442	$2,185,076	2%

Operating expenses:
Cost of revenues	1,300,466	1,295,720	0%
Business units - Selling, general and administrative expenses	294,080	294,734	0%
Corporate - General and administrative expenses	40,671	52,158	(22%)
Depreciation	45,026	45,119	0%
Amortization of intangible assets	40,790	40,175	2%
Asset impairment and other	1,097	3,359	(67%)
Merger termination fee	—	(136,000)	***
Total	1,722,130	1,595,265	8%
Operating income	509,312	589,811	(14%)

Non-operating (expense) income:
Interest expense	(126,404)	(129,121)	(2%)
Interest income	18,469	23,498	(21%)
Other non-operating items, net	144,313	19,990	***
Total	36,378	(85,633)	***

Income before income taxes	545,690	504,178	8%
Provision for income taxes	127,211	103,827	23%
Net income	418,479	400,351	5%
Net loss attributable to redeemable noncontrolling interest	673	240	***
Net income attributable to TEGNA Inc.	$419,152	$400,591	5%

Earnings per share:
Basic	$2.44	$1.86	31%
Diluted	$2.44	$1.86	31%

Weighted average number of common shares outstanding:
Basic shares	170,820	214,297	(20%)
Diluted shares	171,334	214,591	(20%)

*** Not meaningful

REVENUE CATEGORIES

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 2

Below is a detail of our primary sources of revenue:

	Quarter ended Sept. 30,
	2024	2023	Change

Subscription	$356,205	$377,891	(6%)
Advertising & Marketing Services	312,963	312,413	0%
Political	126,318	11,643	***
Other	11,341	11,296	0%
Total revenues	$806,827	$713,243	13%

	Nine months ended Sept. 30,
	2024	2023	Change

Subscription	$1,098,554	$1,188,297	(8%)
Advertising & Marketing Services	912,632	937,984	(3%)
Political	185,789	22,925	***
Other	34,467	35,870	(4%)
Total revenues	$2,231,442	$2,185,076	2%

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors (the "Board") regularly use Corporate–General and administrative expenses, Operating expenses, Operating income, Income before income taxes, Provision for income taxes, Net income attributable to TEGNA Inc., and Diluted earnings per share, each presented on a non-GAAP basis, for purposes of evaluating company performance. Management and the Board also use Adjusted EBITDA and Adjusted free cash flow to evaluate company performance and liquidity, respectively. The Leadership Development and Compensation Committee of our Board uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and Adjusted free cash flow to evaluate and compensate senior management. The Board uses Adjusted free cash flow in its periodic assessments of, among other things, repurchases of the company’s common stock, the company’s dividends, strategic opportunities and long-term debt retirement. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance and liquidity measures that exclude from its reported GAAP results the impact of “special items” consisting of asset impairment and other, merger and acquisition (M&A)-related costs, Merger termination fee, retention costs, workforce restructuring, gain recognized on the partial sale of one of our equity investments, and a gain related to the sale of the company’s investment in Broadcast Music Inc. (“BMI”). In addition, we have excluded an income tax special items associated with a valuation allowance on a deferred tax asset related to an equity method investment and a tax benefit associated with previously disallowed transaction costs. The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings or liquidity performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses, charges and gains, in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without stock-based compensation expense), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) interest income, (5) other non-operating items, net, (6) M&A-related costs, (7) asset impairment and other, (8) workforce restructuring costs, (9) employee retention costs, (10) the Merger termination fee, (11) depreciation and (12) amortization of intangible assets. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses Adjusted free cash flow, a non-GAAP liquidity measure. The most directly comparable GAAP financial measure to Adjusted free cash flow is Net cash flow from operating activities. Starting in the second quarter of 2024, the company updated its definition of Adjusted free cash flow. Adjusted free cash flow is now calculated as net cash flow from operating activities less payments for purchases of property and equipment plus or minus special items. The company removes special items affecting cash flow from operating activities because we do not consider these items to be indicative of its underlying cash flow generation for the reporting period. Adjusted free cash flow is not intended to be a measure of residual cash available for management’s discretionary use since it omits significant sources and uses of cash flow including mandatory debt repayments. The principal difference between the new definition and the former definition is the inclusion of cash flows driven by changes in certain working capital accounts (primarily accounts receivable, accounts payable and accrued expenses) which are now included. The company’s 2024/2025 Two-Year Adjusted free cash flow guidance of $900 million to $1.1 billion remains the same.

This earnings release also presents our net leverage ratio which includes Adjusted EBITDA (without stock-based compensation) as a component of the computation. Our net leverage ratio is a financial measure that is used by management to assess the borrowing capacity of the company and management believes it is useful to investors for the same reason. The company defines its Net Leverage Ratio as (a) net debt (total debt less cash and cash equivalents) as of the balance sheet date divided by (b) Average Annual Adjusted EBITDA for the trailing two-year period.

The company is furnishing forward-looking guidance with respect to Adjusted free cash flow for the combined 2024-25 years, net leverage and corporate expenses for fiscal year 2024 and non-GAAP operating expenses for the fourth quarter of 2024. Our future GAAP financial results will include the impact of special items such as retention costs including stock-based compensation and cash payments, M&A-related costs, workforce restructuring, and asset impairment. The company believes that such expenses are not indicative of normal, ongoing operations. While these items should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods. Therefore, while we may incur or recognize these types of expenses in the future, the company believes that removing these items for purposes of calculating the non-GAAP basis financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company is not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted. An example of such information is share-based compensation, which is impacted by future share price movement in the company’s stock price and also dependent on future hiring and attrition. In addition, the company believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that the company may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s Consolidated Statements of Income follow:

		Special Items
Quarter ended Sept. 30, 2024	GAAP measure	Retention costs - SBC	Retention costs - Cash	Workforce restructuring	Non-GAAP measure

Corporate - General and administrative expenses	$13,188	$(1,771)	$(1,181)	$(1,231)	$9,005
Operating expenses	576,935	(4,044)	(2,390)	(4,167)	566,334
Operating income	229,892	4,044	2,390	4,167	240,493
Income before income taxes	191,931	4,044	2,390	4,167	202,532
Provision for income taxes	44,743	242	430	518	45,933
Net income attributable to TEGNA Inc.	147,448	3,802	1,960	3,649	156,859
Earnings per share - diluted	$0.89	$0.02	$0.01	$0.02	$0.94

		Special Items
Quarter ended Sept. 30, 2023	GAAP measure	Retention costs - SBC	Retention costs - Cash	Other non-operating item	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$13,552	$(440)	$(553)	$—	$—	$12,559
Operating expenses	578,586	(1,692)	(1,192)	—	—	575,702
Operating income	134,657	1,692	1,192	—	—	137,541
Income before income taxes	124,055	1,692	1,192	(25,809)	—	101,130
Provision for income taxes	27,801	237	152	(6,604)	1,516	23,102
Net income attributable to TEGNA Inc.	96,183	1,455	1,040	(19,205)	(1,516)	77,957
Earnings per share - diluted	$0.48	$0.01	$0.01	$(0.10)	$(0.01)	$0.39

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars (except per share amounts)

Table No. 3 (continued)

		Special Items
Nine months ended Sept. 30, 2024	GAAP measure	Retention costs - SBC	Retention costs - Cash	M&A-related costs	Workforce restructuring	Asset impairment and other	Other non-operating item	Non-GAAP measure

Corporate - General and administrative expenses	$40,671	$(3,094)	$(2,056)	$(2,290)	$(1,834)	$—	$—	$31,397
Operating expenses	1,722,130	(9,135)	(3,963)	(2,290)	(7,804)	(1,097)	—	1,697,841
Operating income	509,312	9,135	3,963	2,290	7,804	1,097	—	533,601
Income before income taxes	545,690	9,135	3,963	2,290	7,804	1,097	(152,867)	417,112
Provision for income taxes	127,211	1,035	678	593	1,408	284	(36,621)	94,588
Net income attributable to TEGNA Inc.	419,152	8,100	3,285	1,697	6,396	813	(116,246)	323,197
Earnings per share - diluted (a)	$2.44	$0.05	$0.02	$0.01	$0.04	$0.01	$(0.68)	$1.88

(a) Per share amounts do not sum due to rounding.

		Special Items
Nine months ended Sept. 30, 2023	GAAP measure	M&A-related costs	Retention costs - SBC	Retention costs - Cash	Merger termination fee	Asset impairment and other	Other non-operating item	Special tax item	Non-GAAP measure

Corporate - General and administrative expenses	$52,158	$(19,848)	$(440)	$(553)	$—	$—	$—	$—	$31,317
Operating expenses	1,595,265	(19,848)	(1,692)	(1,192)	136,000	(3,359)	—	—	1,705,174
Operating income	589,811	19,848	1,692	1,192	(136,000)	3,359	—	—	479,902
Income before income taxes	504,178	19,848	1,692	1,192	(136,000)	3,359	(25,809)	—	368,460
Provision for income taxes	103,827	4,552	237	152	(24,504)	860	(6,604)	7,959	86,479
Net income attributable to TEGNA Inc.	400,591	15,296	1,455	1,040	(111,496)	2,499	(19,205)	(7,959)	282,221
Earnings per share - diluted (a)	$1.86	$0.07	$0.01	$—	$(0.52)	$0.01	$(0.09)	$(0.04)	$1.31

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company’s Consolidated Statements of Income are presented below:

	Quarter ended Sept. 30,
	2024	2023

Net income attributable to TEGNA Inc. (GAAP basis)	$147,448	$96,183
(Less) Plus: Net (loss) income attributable to redeemable noncontrolling interest	(260)	71
Plus: Provision for income taxes	44,743	27,801
Plus: Interest expense	42,288	43,418
Less: Interest income	(7,023)	(7,389)
Plus (Less): Other non-operating items, net	2,696	(25,427)
Operating income (GAAP basis)	229,892	134,657
Plus: Workforce restructuring	4,167	—
Plus: Retention costs - Employee stock-based compensation expenses	4,044	1,692
Plus: Retention costs - Cash	2,390	1,192
Adjusted operating income (non-GAAP basis)	240,493	137,541
Plus: Depreciation	15,543	15,083
Plus: Amortization of intangible assets	13,467	13,297
Adjusted EBITDA	$269,503	$165,921
Stock-based compensation expenses:
Employee awards	6,546	4,866
Company stock 401(k) match contributions	4,035	3,924
Adjusted EBITDA before stock-based compensation costs	$280,084	$174,711

	Nine months ended Sept. 30,
	2024	2023

Net income attributable to TEGNA Inc. (GAAP basis)	$419,152	$400,591
Less: Net loss attributable to redeemable noncontrolling interest	(673)	(240)
Plus: Provision for income taxes	127,211	103,827
Plus: Interest expense	126,404	129,121
Less: Interest income	(18,469)	(23,498)
Less: Other non-operating items, net	(144,313)	(19,990)
Operating income (GAAP basis)	509,312	589,811
Plus: M&A-related costs	2,290	19,848
Plus: Asset impairment and other	1,097	3,359
Plus: Workforce restructuring	7,804	—
Plus: Retention costs - Employee stock-based compensation expenses	9,135	1,692
Plus: Retention costs - Cash	3,963	1,192
Less: Merger termination fee	—	(136,000)
Adjusted operating income (non-GAAP basis)	533,601	479,902
Plus: Depreciation	45,026	45,119
Plus: Amortization of intangible assets	40,790	40,175
Adjusted EBITDA	$619,417	$565,196
Stock-based compensation expenses:
Employee awards	21,526	13,711
Company stock 401(k) match contributions	14,251	14,150
Adjusted EBITDA before stock-based compensation costs	$655,194	$593,057

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 5

Reconciliations of Adjusted free cash flow to net cash flow from operating activities presented in accordance with GAAP on the company’s Consolidated Statements of Cash Flows are presented below:

	Period ending September 30, 2024
	Quarter	Year-to-date

Net cash flow from operating activities (GAAP basis)	$210,057	$435,216

Less: Purchases of property and equipment	(15,414)	(36,297)

Special items:
M&A related costs	494	2,198
Workforce restructuring	3,084	5,146
Retention costs - cash	2,369	4,019
Asset impairment and other	-	1,097
Taxes on BMI gain	10,840	29,640
Total Adjustments	16,787	42,100

Adjusted free cash flow (non-GAAP basis)	$211,430	$441,019

NON-GAAP FINANCIAL INFORMATION

TEGNA Inc.

Unaudited, in thousands of dollars

Table No. 6

The following table reconciles long-term debt, net of current portion to Net debt.

Sept. 30, 2024
Long-term debt, net of current portion	$3,090,000
Plus: Current portion of long-term debt	—
Less: Cash and cash equivalents	(536,253)
Net debt (numerator)	$2,553,747

The following table shows the calculation of the average annual Adjusted EBITDA before stock-based compensation over the trailing two-year period ("T2Y").

Adjusted EBITDA before stock-based compensation:
Nine months ended Sept. 30, 2024[1]	$655,194
Plus: Year ended December 31, 2023[2]	781,562
Plus: Year ended December 31, 2022[2]	1,181,045
Less: Nine months ended Sept. 30, 2022[3]	(809,219)
Combined T2Y	$1,808,582
Divided by	2
T2Y Adjusted EBITDA (denominator)	$904,291

The following table shows the calculation of the Net Leverage Ratio.

	Sept. 30, 2024
Net debt (numerator)	$2,553,747
T2Y Adjusted EBITDA (denominator)	$904,291
Net Leverage Ratio	2.8	x

1 A non-GAAP measure detailed in Table 4.

2 Refer to page 39 of the 2023 Form 10-K for reconciliations of 2023 and 2022 Adjusted EBITDA before stock-based compensation costs to net income attributable to TEGNA Inc.

[3] Refer to page 27 in our Q3 2022 Form 10-Q for a reconciliation of the first nine months ended 2022 Adjusted EBITDA. Note that we did not present Adjusted EBITDA before stock-based compensation in our Q3 2022 10-Q. Our Adjusted EBITDA was $771,251 thousand while our stock-based compensation and company stock 401(k) contribution expenses were $23,625 thousand and $14,343 thousand, respectively, which sums to the amount shown above.